As filed with the Securities and Exchange Commission on July 11, 2012
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________________

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CHINA BIOLOGIC PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	75-2308816
(State or other jurisdiction of incorporation	(I.R.S. Employer
or organization)	Identification No.)

18th Floor, Jialong International Building
19 Chaoyang Park Road
Chaoyang District, Beijing 100125
People’s Republic of China
+8610-6598-3111
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
____________________________

Corporation Service Company
2711 Centerville Road, Suite 400
Wilmington, DE 19808
(302) 636-5401
(Names, addresses and telephone numbers of agents for service)
____________________________

Copies to:

Kefei Li, Esq.
Nathaniel P. Gallon, Esq.	Wilson Sonsini Goodrich & Rosati
Wilson Sonsini Goodrich & Rosati	Professional Corporation
Professional Corporation	Jin Mao Tower, 38F
650 Page Mill Road	88 Century Boulevard
Palo Alto, CA 94304	Pudong, Shanghai, China 200121
(650) 493-9300	(+86) 21-6165-1700

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [  ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [X]	Non-accelerated filer [ ]	Smaller Reporting Company [ ]
(Do not check if a smaller reporting
company)

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be	Amount to be	Proposed maximum		Proposed maximum		Amount of registration
registered	registered	offering price per		aggregate offering		fee
		share		price
Common stock, $0.0001 par value	1,197,647	$9.72	(1)	$11,641,129	(1)	$1,334.07	(1)

(1) Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act and computed pursuant to Rule 457(c) under the Securities Act based on the average of high and low prices of the registrant's common stock as quoted on NASDAQ on July 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

PROSPECTUS

Subject to completion, dated July 11, 2012

The information in this prospectus is not complete and may be changed. No person may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and no person named in this prospectus is soliciting offers to buy these securities in any state where the offer or sale is not permitted.

CHINA BIOLOGIC PRODUCTS, INC.

1,197,647 Shares of Common Stock

This prospectus relates to the resale of up to 1,197,647 shares of our common stock being offered by the selling stockholders named in this prospectus. We are not selling any common stock under this prospectus and will not receive any proceeds from the sales by the selling stockholders.

Our common stock is traded on the NASDAQ Global Market under the symbol “CBPO.” On July 10, 2012, the closing sale price of our common stock, as reported on the Nasdaq Global Market, was $9.42 per share.

The selling stockholders may sell our shares of common stock through public or private transactions at prevailing market prices or at privately negotiated prices.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 3 to read about factors you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2012.

You should only rely on the information contained in this prospectus. We have not, and the selling stockholders have not, authorized any other person to provide you with different information. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is accurate only as of the date on the front cover, but the information may have changed since that date.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a shelf registration process. Under the shelf registration process, the selling stockholders may offer and sell, from time to time, up to a total of 1,197,647 shares of our common stock in one or more offerings.

This prospectus provides you with a general description of the securities the selling stockholders may offer. If required, each time securities are offered under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering and those securities. A prospectus supplement may include a discussion of risks or other special considerations applicable to us, the selling stockholders or the offered securities. A prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you must rely on the information in the prospectus supplement. Please carefully read both this prospectus and the applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

In this prospectus, unless otherwise indicated or unless the context otherwise requires, all references to:

  “we,” “us,” “Company,” or “our” are to the combined business of China Biologic Products, Inc., a Delaware corporation, and its direct and indirect subsidiaries;

  “China” or “PRC” are to the People's Republic of China, excluding, for the purposes of this prospectus only, Taiwan and the special administrative regions of Hong Kong and Macau;

  “Guizhou Taibang” are to our majority owned subsidiary Guizhou Taibang Biological Products Co., Ltd., a PRC company, formerly Guiyang Qianfeng Biological Products Co., Ltd.;

  “Huitian” are to our equity method investment Xi’an Huitian Blood Products Co., Ltd., a PRC company;

  “RMB” are to Renminbi, the legal currency of China;

  “Shandong Taibang” are to our majority owned subsidiary Shandong Taibang Biological Products Co. Ltd., a sino-foreign joint venture incorporated in China; and

  “$” are to the legal currency of the United States.

ii

PROSPECTUS SUMMARY

About China Biologic Products, Inc.

We are a biopharmaceutical company, through our indirect majority-owned PRC subsidiaries, Shandong Taibang and Guizhou Taibang, and our minority-owned PRC investee, Huitian, principally engaged in the research, development, manufacturing and sales of human plasma-based pharmaceutical products in China. Shandong Taibang operates from our manufacturing facility located in Tai’an, Shandong Province and Guizhou Taibang operates from our manufacturing facility located in Guiyang, Guizhou Province. Huitian operates from its facility in Shaanxi Province. The human plasma-based biopharmaceutical manufacturing industry in China is highly regulated by both provincial and central governments. Accordingly, the manufacturing process of our products is strictly monitored from the initial collection of plasma from human donors to finished products. Our principal products include our approved human albumin and immunoglobulin products.

We are approved to sell human albumin with dosages of 20%/10ml, 20%/25ml, 20%/50ml, 10%/10ml, 10%/25ml, 10%/50ml and 25%/50ml. Human albumin is our top-selling product. Sales of these human albumin products represented approximately 54.5%, 48.0% and 49.7% of our total sales for each of the years ended December 31, 2011, 2010 and 2009, respectively. Human albumin is principally used to increase blood volume while immunoglobulin, one of our other major products, is used for certain disease prevention and cures. Our approved human albumin and immunoglobulin products use human plasma as the basic raw material. Albumin has been used for almost 50 years to treat critically ill patients by replacing lost fluid and maintaining adequate blood volume and pressure. All of our products are prescription medicines administered in the form of injections.

We sell our products to customers in the PRC, mainly hospitals and inoculation centers, directly or through approved distributors. We usually sign short-term contracts with customers and therefore our largest customers have changed over the years. For the years ended December 31, 2011, 2010 and 2009, our top 5 customers accounted for approximately 13.2%, 12.3% and 10.7%, respectively, of our total sales. As we continue to diversify our geographic presence, customer base and product mix, we expect that our largest customers will continue to change from year to year.

We operate and manage our business as a single segment. We do not account for the results of our operations on a geographic or other basis.

Corporate Information

China Biologic Products, Inc. was originally incorporated on December 20, 1989 under the laws of the State of Texas as Shepherd Food Equipment, Inc. On November 20, 2000, Shepherd Food Equipment, Inc. changed its corporate name to Shepherd Food Equipment, Inc. Acquisition Corp., or Shepherd. Shepherd is the survivor of a May 28, 2003 merger between Shepherd and GRC Holdings, Inc., or GRC. In the merger, the Company adopted the Articles of Incorporation and By-Laws of GRC and changed its corporate name to GRC Holdings, Inc. On January 10, 2007, a plan of conversion became effective pursuant to which GRC was converted into a Delaware corporation and changed its name to China Biologic Products, Inc. We conduct our business in China through our indirect majority-owned PRC subsidiaries, Shandong Taibang and Guizhou Taibang, and our minority-owned PRC investee, Huitian, a Xi'an based biopharmaceutical company.

Our principal executive offices are located at 18th Floor, Jialong International Building, 19 Chaoyang Park Road, Chaoyang District, Beijing 100125, the People’s Republic of China. Our corporate telephone number is (86) 10-6598-3111 and our fax number is (86) 10-6598-3222. We maintain a website at http://www.chinabiologic.com that contains information about our Company, but that information is not part of this prospectus.

RISK FACTORS

Please carefully consider the risk factors described in our periodic reports filed with the SEC which are incorporated by reference in this prospectus or included in any applicable prospectus supplement, as well as other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any applicable prospectus supplement and the information incorporated by reference in this prospectus and any applicable prospectus supplement contain forward-looking statements that involve risks and uncertainties. All statements other than statements of historical facts are forward-looking statements. These forward-looking statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

You can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “is expected to,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “are likely to” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include, but are not limited to:

  our anticipated growth strategies;

  our future business development, results of operations and financial condition;

  expected changes in our revenues and certain cost or expense items;

  our ability to attract customers and further enhance our brand recognition;

  trends and competition in the biopharmaceutical industry; and

  PRC laws, regulations and policies relating to the biopharmaceutical industry.

You should read thoroughly this prospectus, any applicable prospectus supplement and the documents that we refer to in this prospectus and any applicable prospectus supplement with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements. Factors that could cause or contribute to such differences include, but are not limited to those discussed in the section titled “Risk Factors” set forth above. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Except as required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock covered by this prospectus.

PRICE RANGE OF OUR COMMON STOCK

Our common stock trades on the NASDAQ Global Market under the symbol “CBPO.” The following table sets forth, for our fiscal quarters indicated, the high and low closing sales prices of our common stock, in each case as reported on the NASDAQ Global Market.

2010	High	Low
First Quarter	$13.70	$7.50
Second Quarter	$14.38	$10.01
Third Quarter	$14.00	$9.34
Fourth Quarter	$17.50	$9.31
2011
First Quarter	$18.73	$14.00
Second Quarter	$16.70	$9.38
Third Quarter	$10.84	$6.50
Fourth Quarter	$11.96	$5.97
2012
First Quarter	$11.00	$8.00
Second Quarter	$10.30	$7.07
Third Quarter (Through July 10, 2012)	$10.22	$9.05

The foregoing table shows only historical comparisons. These comparisons may not provide meaningful information to you in determining whether to purchase shares of our common stock. You are urged to obtain current market quotations for our common stock and to review carefully the other information contained in this prospectus or incorporated by reference herein. See the section entitled “Where You Can Find More Information” on page 6 of this prospectus.

SELLING STOCKHOLDERS

This prospectus relates to the resale by the selling stockholders named below, from time to time, of an aggregate of 1,197,647 shares of common stock issued to the selling stockholders. Each of the selling stockholders has represented to us in writing in substance that it acquired the securities in the ordinary course of business and, at the time of the purchase, did not have any agreements or understandings, directly or indirectly, with any person to distribute the securities.

The following table sets forth certain information regarding the selling stockholders and the shares offered by them in this prospectus. Beneficial ownership is determined in accordance with the rules of the SEC. Each selling stockholder's percentage of ownership  is based upon 26,538,625 shares of common stock outstanding as of June 30, 2012.

The shares may be sold by the selling stockholders, by those persons or entities to whom they transfer, donate, devise, pledge or distribute their shares or by other successors in interest. The number of shares in the column “Shares Being Offered Hereby” represents all of the shares that a selling stockholder may offer and sell from time to time under this prospectus. The columns “Shares Beneficially Owned After Offering” and “Percentage Ownership After Offering” assume that the selling stockholders will have sold all of such shares under this prospectus. However, because the selling stockholders may offer, from time to time, all, some or none of such shares under this prospectus, or in another permitted manner, no assurances can be given as to the actual number of shares that will be sold by the selling stockholders or that will be held by the selling stockholders after completion of the sales.

Essence International Investment Limited, or Essence, and Madrone Partners, LP, or Madrone, acquired their respective shares offered under this prospectus through conversion of certain senior secured convertible notes and/or exercise of warrants that were issued by us in a private placement on June 10, 2009. In the private placement, we issued (i) senior secured convertible notes in the aggregate principal amount of $9,554,140 bearing an interest rate of 3.8% per year and convertible into shares of our common stock at the conversion price of $4.00 per share and (ii) warrants to purchase an aggregate of 1,194,268 shares of our common stock which were exercisable by the holders at $4.80 per share for a period of three years following the closing of the private placement. As of June 30, 2012, all of the senior secured convertible notes had been converted into shares of our common stock and all of the warrants had been exercised. As a condition to the closing of the private placement, we and the investors, including Essence, entered into a registration rights agreement, or the Registration Rights Agreement, whereby the investors were granted customary registration rights with respect to shares of common stock issuable upon conversion of the senior secured convertible notes and exercise of the warrants. In addition, pursuant to a letter of undertaking dated June 6, 2012, we undertook to register 750,000 shares of our common stock issued as a result of Essence's exercise of a warrant issued to it in the 2009 private placement. We have also undertaken to register certain shares of common stock held by Madrone pursuant to a letter of undertaking dated June 6, 2012. Other than the above, the selling stockholders have not had any material relationship with us or any of our predecessors or affiliates within the past three years.

We will not receive any proceeds from the sales by the selling stockholders. We have agreed to bear expenses incurred by the selling stockholders that relate to the registration of the shares being offered and sold by the selling stockholders, including the SEC registration fee and legal, accounting, printing and other expenses of this offering.

	Shares	Shares	Shares	Percentage
	Beneficially	Being	Beneficially	Ownership
	Owned Prior	Offered	Owned After	After
Name of Selling Stockholder	to Offering	Hereby	Offering(1)	Offering(1)
Essence International Investment Limited(2)	1,550,000	1,010,147	539,853	2.0%
Madrone Partners, LP(3)	662,500	187,500	475,000	1.8%

(1)

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have included shares that the person has the right to acquire within 60 days, including through the exercise of any option, warrant or other right or the conversion of any other security. These shares, however, are not included in the computation of the percentage ownership of any other person.

(2)

The address of Essence is Trinity Chambers, P.O. Box 4301, Road Town, Tortola, British Virgin Islands. The sole director of Essence is Lixin Tian, who may be deemed to beneficially own the shares of common stock held by Essence.

(3)

The address of Madrone is 3000 Sand Hill Road, Building 1 Suite 150, Menlo Park, CA 94025. The general partner of Madrone is Madrone Capital Partners, LLC, of which Greg Penner, Jamie McJunkin, and Tom Patterson are managers.

PLAN OF DISTRIBUTION

The selling stockholders may effect from time to time sales of the shares directly or indirectly, by or through underwriters, agents or broker-dealers, and the shares may be sold by one or a combination of several of the following methods:

  on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of the sale;

  in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  an underwritten public offering in which one or more underwriters participate;

  put or call options transactions or hedging transactions relating to the common stock;

  short sales;

  purchases by a broker-dealer as principal and resale by that broker-dealer for its own account;

  “block” sale transactions;

  directly to one or more purchasers;

  privately negotiated transactions;

  through the lending of such securities;

  by pledge to secure debts and other obligations or on foreclosure of a pledge;

  through the distribution of such securities by the selling stockholders to their partners, members, shareholders or beneficiaries;

  a combination of any such methods of sale; and

  any other method permitted pursuant to applicable law.

The shares may be sold at prices and on terms then prevailing in the market, at prices related to the then-current market price of the common stock, at varying prices determined at the time of sale, or at negotiated or fixed prices. At the time that a particular offer is made, a prospectus supplement, if required, will be distributed that describes the name or names of underwriters, agents or broker-dealers, any discounts, commissions and other terms constituting selling compensation and any other required information. Moreover, in effecting sales, broker-dealers engaged by the selling stockholders and purchasers of the shares may arrange for other broker-dealers to participate in the sale process. Broker-dealers will receive discounts or commissions from the selling stockholders and the purchasers of the shares in amounts that will be negotiated prior to the time of the sale. Sales will be made only through broker-dealers properly registered in a subject jurisdiction or in transactions exempt from registration. If the shares are sold through underwriters, the selling stockholders will be responsible for underwriting discounts or commissions. Any of these underwriters, broker-dealers or agents may perform services for us or our affiliates in the ordinary course of business. We have not been advised that the selling stockholders have any definitive selling arrangement with any underwriter, broker-dealer or agent.

If the selling stockholders effect such transactions by selling shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).

There can be no assurance that the selling stockholders will sell any or all of the shares registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to the shares. All of the foregoing may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the shares.

The selling stockholders may also resell all or a portion of the shares in open market transactions in reliance upon Rule 144 of the Securities Act, provided that such sale meets the criteria and conforms to the requirements of such rule.

Any broker or dealer participating in any distribution of the shares in connection with any offering made by this prospectus may be considered to be an “underwriter” within the meaning of the Securities Act and may be required to deliver a copy of this prospectus, including a prospectus supplement, if required, to any person who purchases any of the shares from or through that broker or dealer.

We will not receive any of the proceeds from the sale of the shares offered pursuant to this prospectus. We will bear all expenses incident to the registration of the shares under federal and state securities laws and the sale of the shares hereunder other than discounts, fees of underwriters, selling brokers and dealer managers, attorneys fees incurred by the selling stockholders, and any transfer taxes payable on any shares.

In order to comply with various states’ securities laws, if applicable, the shares will be sold in such jurisdictions only through registered or licensed brokers or dealers.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Wilson Sonsini Goodrich & Rosati, P.C.

EXPERTS

The consolidated balance sheets of China Biologic Products, Inc. as of December 31, 2011 and 2010, and the related consolidated statements of comprehensive income, changes in equity, and cash flows for each of the years then ended, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2011 have been incorporated by reference herein in reliance upon the reports of KPMG, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report, with respect to the consolidated balance sheets of China Biologic Products, Inc. as of December 31, 2011 and 2010, and the related consolidated statements of comprehensive income, changes in equity and cash flows for each of the years then ended, contains an explanatory paragraph that states that Guizhou Taibang Biological Products Co., Ltd. (“Guizhou Taibang”), a subsidiary of China Biologic Products, Inc., is a defendant in a lawsuit brought by certain potential investors with respect to Guizhou Taibang’s failure to register their capital contributions in Guizhou Taibang with the local Administration for Industry and Commerce.

The balance sheets of China Biologic Products, Inc. as of December 31, 2009, and the related consolidated statements of comprehensive income, changes in equity, and cash flows for the year then ended, have been incorporated by reference herein in reliance upon the reports of Frazer Frost, LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, prospectuses and other information with the SEC. You may read and copy any materials that we file with the SEC at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. The SEC also maintains an internet website, at http://www.sec.gov, that contains our filed reports, proxy and information statements and other information that we file electronically with the SEC.

We have filed a registration statement on Form S-3 with the SEC with respect to the securities offered in this offering. This prospectus does not contain all of the information set forth in the registration statement and the exhibits filed as part of the registration statement. For further information about us and the securities offered in this offering, you may refer to the registration statement and its exhibits and schedules as well as the documents described herein or incorporated herein by reference. Statements contained in this prospectus concerning the contents of any contract or any other documents are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. You can review and copy these documents at the public reference facilities maintained by the SEC or on the SEC's website as described above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information that we have filed with the SEC, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference into this prospectus the information contained in the documents listed below, which is considered to be a part of this prospectus:

  our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed on March 12, 2012;

  our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2012, filed on May 8, 2012;

  the information specifically incorporated by reference into our Annual Report on Form 10-K from our definitive proxy statement on Schedule 14A filed with the SEC on July 2, 2012;

  our Current Reports on Form 8-K, filed on March 12, 2012 (solely with respect to the information disclosed in Item 5.02), March 20, 2012, March 21, 2012, March 23, 2012, April 2, 2012, April 25, 2012, April 27, 2012, May 11, 2012, May 21, 2012, and June 20, 2012 (not including information and exhibits filed pursuant to Item 7.01); and

  the description of our common stock, $0.0001 par value per share, contained in our Registration Statement on Form 8-A, filed on December 1, 2009 pursuant to Section 12(b) of the Exchange Act.

All documents that we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date hereof and prior to the termination of this offering, and also between the date of the initial registration statement and prior to effectiveness of the registration statement, shall be deemed to be incorporated by reference into this prospectus. The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this prospectus, commencing on the date on which the document is filed.

You may request a copy of these filings, at no cost, by written or oral request made to us to the attention of: Corporate Secretary, 18th Floor, Jialong International Building, 19 Chaoyang Park Road, Chaoyang District, Beijing 100125, the People’s Republic of China. Our corporate telephone number is (86) 10-6598-3111 and our fax number is (86) 10-6598-3222. If you request a copy of any or all of the documents incorporated by reference, we will send to you the copies you request. However, we will not send exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of common stock being registered. All amounts, other than the SEC registration fee, are estimates. We will pay all these expenses.

Amount to be
Paid
SEC Registration Fee	$1,300
Printing Fees and Expenses	1,500
Legal Fees and Expenses	30,000
Accounting Fees and Expenses	10,000
Miscellaneous	5,000
Total	$47,800

Item 15. Indemnification of Directors and Officers

China Biologic Products, Inc. is a Delaware corporation. Section 102(b)(7) of the Delaware General Corporation Law, or the DGCL, permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any of the following:

  any breach of the director's duty of loyalty to the corporation or its stockholders;

  acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  payments of unlawful dividends or unlawful stock repurchases or redemptions under Section 174 of the DGCL; or

  any transaction from which the director derived an improper personal benefit.

Under the DGCL, any repeal or modification of such provisions will not adversely affect any right or protection of a director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

Our certificate of incorporation provides that no director shall be personally liable to us or any of our stockholders for monetary damages for breach of fiduciary duty by such director as a director, except for any (a) breach of the director's duty of loyalty to the Company or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) pursuant to Section 174 or the DGCL; or (d) for any transaction from which the director derived an improper benefit.

Reference also is made to Section 145 of the DGCL which provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that the person was an officer, director, employee or agent of the corporation, or is or was serving at the request of the corporation or other enterprise against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding, provided the officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, for a criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses, including attorneys’ fees, which the officer or director actually and reasonably incurred.

Our bylaws require us to indemnify to the fullest extent permitted by law any person made or threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person, or a person of whom he or she is the legal representative, is or was a director, officer, employee, or agent of our Company or any predecessor of our Company, or serves or served any other enterprise as a director, officer, employee, or agent at the request of our Company or any predecessor of our Company. We have also entered into separate agreements with certain directors indemnifying them to the fullest extent permitted by the foregoing. We have purchased director and officer liability insurance, as permitted by our bylaws.

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to provisions of our certificate of incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

Item 16. Exhibits and Financial Statement Schedules

The following exhibits are included as part of this Form S-3.

Exhibit
No.	Description

3.1	Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 of the registration statement on Form SB-2, filed by the Company on September 5, 2007)
3.2	Amended and Restated Bylaws, adopted on March 31, 2009 (incorporated by reference to Exhibit 3.2 of the Annual Report on Form 10-K filed by the Company on March 31, 2009)
4.1	Form of Registration Rights Agreement, dated June 5, 2009 (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K filed by the Company on June 5, 2009)
4.2	Form of 3.8% Convertible Senior Secured Note due 2011 (incorporated by reference to Exhibit 4.2 of the Current Report on Form 8-K filed by the Company on June 5, 2009)
4.3*	Letter of Undertaking by the Company to Madrone Partners, LP dated June 6, 2012
4.4*	Letter of Undertaking by the Company to Essence International Investment Limited dated June 6, 2012
5.1*	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
23.1*	Consent of KPMG
23.2*	Consent of Frazer Frost, LLP
23.3*	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation, included in Exhibit 5.1
24.1*	Power of Attorney (included on the signature page of this registration statement)

_________________________
* Filed herewith.

Item 17. Undertakings

(A) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(a) Include any prospectus required by Section 10(a)(3) of the Securities Act, and

(b) Reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(c) Include any material information with respect to the plan of distribution not previously disclosed in Registration Statement or any material change to such information in the Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(B) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(D) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China, on July 11, 2012.

CHINA BIOLOGIC PRODUCTS, INC.

By: /s/ David (Xiaoying) Gao
David (Xiaoying) Gao
Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints David (Xiaoying) Gao and Ming Yang, and each of them individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ David (Xiaoying) Gao	Chairman of the Board and Chief Executive Officer	July 11, 2012
David (Xiaoying) Gao	(Principal Executive Officer)

/s/ Ming Yang	Vice President of Finance and Compliance, Treasurer	July 11, 2012
Ming Yang	and Interim Chief Financial Officer
(Principal Financial and Accounting Officer)

/s/ Sean Shao	Director	July 11, 2012
Sean Shao

Director
Siu Ling Chan

/s/ Yungang Lu	Director	July 11, 2012
Yungang Lu

/s/ Chong Yang Li	Director	July 11, 2012
Chong Yang Li

/s/ Bing Li	Director	July 11, 2012
Bing Li

/s/ Wenfang Liu	Director	July 11, 2012
Wenfang Liu

/s/ Zhijun Tong	Director	July 11, 2012
Zhijun Tong

/s/ Sandy (Han) Zhang	Director	July 11, 2012
Sandy (Han) Zhang

Exhibit
No.	Description

3.1	Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 of the registration statement on Form SB-2, filed by the Company on September 5, 2007)
3.2	Amended and Restated Bylaws, adopted on March 31, 2009 (incorporated by reference to Exhibit 3.2 of the Annual Report on Form 10-K filed by the Company on March 31, 2009)
4.1	Form of Registration Rights Agreement, dated June 5, 2009 (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K filed by the Company on June 5, 2009)
4.2	Form of 3.8% Convertible Senior Secured Note due 2011 (incorporated by reference to Exhibit 4.2 of the Current Report on Form 8-K filed by the Company on June 5, 2009)
4.3*	Letter of Undertaking by the Company to Madrone Partners, LP dated June 6, 2012
4.4*	Letter of Undertaking by the Company to Essence International Investment Limited dated June 6, 2012
5.1*	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
23.1*	Consent of KPMG
23.2*	Consent of Frazer Frost, LLP
23.3*	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation, included in Exhibit 5.1
24.1*	Power of Attorney (included on the signature page of this registration statement)

_________________________
* Filed herewith.